Exhibit 10.4

Execution Version

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.
AMENDMENT NO. 2 TO CREDIT AGREEMENT
This AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of August 3, 2026 (this “Amendment”), is made by and between CALCASIEU PASS FUNDING, LLC, a Delaware limited liability company (the “Borrower”), and GOLDMAN SACHS BANK USA, in its capacity as administrative agent under the below-referenced Credit Agreement (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Credit Agreement (as defined below).
RECITALS:
WHEREAS, the Borrower and the Administrative Agent entered into that certain Credit Agreement, dated as of April 10, 2026, among the Borrower, the Administrative Agent, Goldman Sachs Bank USA, in its capacity as the collateral agent (in such capacity, the “Collateral Agent”), the Lenders from time to time party thereto and the other parties thereto (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of May 19, 2026, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Credit Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender to correct or cure ambiguities, errors, omissions or defects, or to comply with local Law, including certain regulations binding upon the parties;
WHEREAS, the parties hereto desire to add certain language described herein to comply with certain bank regulatory requirements on certain “global systemically important banks”; and
WHEREAS, the parties hereto desire to amend the Credit Agreement as further set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and in reliance upon the representations and warranties herein contained, the parties hereto agree as follows:
SECTION 1.    Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 2 below and pursuant to the proviso in Section 10.01 of the Credit Agreement permitting amendments to the Credit Agreement to comply with local Law, as of the Effective Date, Article X of the Credit Agreement is hereby amended to add a new Section 10.25 immediately following Section 10.24 as follows:

“Section 10.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b) As used in this Section 10.25, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”
SECTION 2.    Conditions Precedent. The amendment contemplated in Section 1 of this Amendment shall become effective as of the date when and only when the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower and the Administrative Agent (such date, the “Effective Date”).
SECTION 3.     References to and Effect on Loan Documents.
(a)On and after the Effective Date, this Amendment shall for all purposes be deemed to be a Loan Document under the Credit Agreement and the other Loan Documents and each reference in the Credit Agreement to “this Agreement,” “the Credit Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified by this Amendment.
(b)As of the date hereof and as of the Effective Date, and except as expressly provided for herein, (i) all of the terms and conditions of all Loan Documents remain in full force and effect and are hereby ratified and confirmed, and none of such terms and conditions are, or shall be construed as, otherwise waived, amended or modified, and (ii) the Borrower hereby confirms that the Credit Agreement and the other Loan Documents are in full force and effect.
(c)This Amendment is limited in effect, and except as expressly provided herein, shall not be deemed or interpreted to modify any term, provision, right or Obligation under the Credit Agreement. The execution, delivery, and effectiveness of this Amendment shall not (i) operate as a waiver of any right, power, or remedy of the Administrative Agent, the Collateral Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, or (ii) prejudice any other right, power, or remedy which the Administrative Agent, the Collateral Agent or any Lender now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents.
SECTION 4.    Miscellaneous.
(a)    By their signatures below, each of the Borrower and the Administrative Agent hereby approves this Amendment.
(b)    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(c)    This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission (i.e., a “pdf” or “tif”), including email, shall be effective as delivery of a manually executed counterpart of this Amendment.

(d)    This Amendment constitutes the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and supersedes any and all prior agreements and understandings, written or oral, of the parties hereto relating to the subject matter hereof.
(e)    The provisions of Section 10.15 (Severability), Section 10.16 (Governing Law), and Section 10.17 (Waiver of Right to Trial by Jury) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall apply as if fully set forth herein.
(f)    Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.
(g)    The words “execution,” “execute,” “signed,” “signature,” “delivery,” and words of like import in or related to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties to this Amendment consent to conduct the transactions contemplated hereunder by electronic means.
[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officers to execute and deliver this Amendment as of the date first written above.

CALCASIEU PASS FUNDING, LLC,
a Delaware limited liability company,
as the Borrower

By:    /s/ Jonathan W. Thayer
    Name:    Jonathan W. Thayer
    Title: Chief Financial Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

GOLDMAN SACHS BANK USA
as Administrative Agent

By: /s/ Sid Subramanian
Name: Sid Subramanian
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Credit Agreement]